Exhibit 23.1



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 16, 1994 included in XTRA Corporation's Form 10-K for the year ended September 30, 1994 and to all references to our firm included in this registration statement.



                         /S/ARTHUR ANDERSEN LLP
                         ARTHUR ANDERSEN LLP



Boston, Massachusetts
February 2, 1995